As filed with the Securities and Exchange Commission on October 19, 2012

 Registration No. 333-181070

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Madison County Financial, Inc. and
Madison County Bank 401(k) Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	46-0658311
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 West Third Street
Madison, Nebraska  68748
(402) 454-6511
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. David J. Warnemunde
President and Chief Executive Officer
111 West Third Street
Madison, Nebraska  68748
(402) 454-6511
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Steven Lanter, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Sales to the public of the common stock of Madison County Financial, Inc. (the “Registrant”) pursuant to this Registration Statement concluded on September 24, 2012. No further sales of the Registrant’s common stock will be made pursuant to this registration statement.

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 1,567,946 shares of the common stock, par value $0.01 per share (the “Common Stock”), of Madison County Financial, Inc. (the “Registrant”), heretofore registered and offered pursuant to the terms of the Registrant’s Prospectus dated August 10, 2012. The remaining 3,193,054 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with the Prospectus.

The Registrant has determined that no further shares of the Common Stock will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madison, State of Nebraska on October 19, 2012.

MADISON COUNTY FINANCIAL, INC.
By: /s/ David J. Warnemunde David J. Warnemunde President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Madison County Financial, Inc. (the “Company”) hereby severally constitute and appoint David J. Warnemunde as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said David J. Warnemunde may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said David J. Warnemunde shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David J. Warnemunde David J. Warnemunde	President, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2012

/s/ Brenda L. Borchers Brenda L. Borchers	Chief Financial Officer (Principal Financial and Accounting Officer)	October 19, 2012

/s/ Jon Moyer Jon Moyer	Director	October 19, 2012

/s/ David D. Warnemunde David D. Warnemunde	Director	October 19, 2012

/s/ Daniel Tunink Daniel Tunink	Director	October 19, 2012

/s/ Ivan J. Beller Ivan J. Beller	Director	October 19, 2012

/s/ Warren R. Blank Warren R. Blank	Director	October 19, 2012